Exhibit 99.1

Audacy Provides NYSE Listing Update

Audacy Common Stock to Delist from NYSE

NYSE Determination Has No Impact on Audacy’s Business Strategy or Operations

PHILADELPHIA, PA – October 30, 2023 – Audacy, Inc. (NYSE: AUD; OTC: AUDA) (the “Company” or “Audacy”) today announced that its appeal of the determination by the New York Stock Exchange (“NYSE”) to commence proceedings to delist Audacy’s Class A Common Stock (the “Common Stock”) from the NYSE was not successful. As a result, the NYSE today filed a Form 25 relating to the delisting from the NYSE of its Common Stock with the Securities and Exchange Commission (the “SEC”), which will become effective on or about November 10, 2023.

Audacy stock has not been traded on the NYSE since May when the NYSE notified Audacy that it had elected to commence proceedings to delist the Common Stock from the NYSE based on Audacy’s “abnormally low” price levels.

The Common Stock will continue to trade over the counter under the symbol “AUDA.”

The NYSE’s determination has no impact on Audacy’s business strategy or operations. Audacy continues to focus on growing and enhancing its capabilities as a leading, multi-platform audio content and entertainment company, and continues to engage in discussions with its lenders to deleverage its balance sheet and improve its capital structure to position Audacy for long-term growth.

About Audacy

Audacy, Inc. is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at audacyinc.com, Facebook (Audacy Corp), X (@AudacyCorp), LinkedIn (@Audacy-Inc) and Threads (@AudacyCorp).

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including statements about the delisting of the Company’s Class A Common Stock, and related timing. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the SEC. All of the forward-looking statements in this announcement are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Contacts

David Heim

Audacy

908-472-3927

David.Heim@audacy.com